Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2025, relating to the consolidated financial statements, which appears in AXT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ BPM LLP

San Jose, California

May 27, 2025